UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 16, 2011

HECKMANN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33816	26-0287117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75080 Frank Sinatra Drive, Palm Desert, CA 92211
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(760) 341-3606

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 16, 2011, the Board of Directors of Heckmann Corporation (the “Corporation”) amended and restated the Corporation’s Code of Business Conduct and Ethics (as amended and restated, the “Amended Code of Conduct”) to, among other things (1) revise the definition of conflicts of interest contained in the Code of Business Conduct and Ethics to cover apparent conflicts of interest, (2) add the Executive Vice President, Corporate Development and Chief Legal Officer of the Corporation as an alternative contact to discuss conflicts of interests and receive reports of violations, and (3) create a toll-free hotline to report violations of the code.

The foregoing description of the Amended Code of Conduct contained in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Code of Conduct, a copy of which is attached hereto as Exhibit 14.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

14.1	Code of Business Conduct and Ethics of Heckmann Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECKMANN CORPORATION

Date: June 21, 2011	By:	/s/ Damian C. Georgino
Damian C. Georgino
Executive Vice President, Corporate Development and Chief Legal Officer

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